EXHIBIT (10.2)

AMENDMENT NO. 2
TO THE
ECOLAB MIRROR PENSION PLAN
(As Amended and Restated effective as of January 1, 2014)

WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Mirror Pension Plan (As Amended and Restated effective as of January 1, 2014) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to provide for the ability for the Company to make discretionary Company contributions during the 2021 plan year to the accounts of participants who have a Cash Balance Benefit Mirror Pension Benefit under the Plan.

NOW, THEREFORE, pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”) and subject to Section 6.1 of the Plan, the Company hereby amends the Plan as set forth below.  Words used herein with initial capital letters that are defined in the Plan or the Administrative Document are used herein as so defined.

Section 3.1 is amended effective May 5, 2021, by adding a new subsection (5) to the end thereof:

(5) With respect to the 2020 calendar year, the Company, in its sole discretion, may make a discretionary contribution to the Excess Retirement Account of any Executive who is accruing benefits under the cash balance formula described in Article 6 of the Pension Plan.  The amount of such discretionary contribution will be equal to the amount determined by the Compensation Committee of the Board of Directors of the Company, in its sole discretion, and the amount of any discretionary contribution need not be uniform among Executives who are designated to receive a discretionary contribution by the Company.  Any discretionary contribution made under this Section 3.1(5) shall be credited to the Executive’s Excess Retirement Account at such time as determined by the Company in its sole discretion.  At the time the Company determines that an Executive shall receive a discretionary contribution, the Company shall also determine the time and form of payment of such discretionary contribution, in the Company’s sole discretion, and times and forms of payment need not be uniform among Executives.

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 2 this 27th day of May, 2021.

ECOLAB INC.
[seal]	/s/ Laurie M. Marsh
Laurie M. Marsh
Executive Vice President, Human Resources
ATTEST:
/s/ Michael McCormick
Michael McCormick
Secretary